BY-LAWS

OF

MORGAN STANLEY MUNICIPAL INCOME OPPORTUNITIES TRUST II

Amended and Restated as of June 19, 2009
ARTICLE I

DEFINITIONS
        The terms "Commission," "Declaration," "Distributor," "Investment Adviser," "Majority Shareholder Vote," "1940 Act," "Shareholder," "Shares," "Transfer Agent," "Trust,"
"Trust Property," and "Trustees" have the respective meanings given them in the Declaration of Trust of Morgan Stanley Municipal Income Opportunities Trust II dated March 15, 1998, as amended from time to time.
ARTICLE II

OFFICES
        Section 2.1. Principal Office. Until changed by the Trustees, the principal office of the Trust in the Commonwealth of Massachusetts shall be in the City of Boston, County of Suffolk.
        Section 2.2. Other Offices. In addition to its principal office in the Commonwealth of Massachusetts, the Trust may have an office or offices in the City of New York, State of New York, and at such other places within and without the Commonwealth as the Trustees may from time to time designate or the business of the Trust may require.
ARTICLE III

SHAREHOLDERS' MEETINGS
        Section 3.1. Place of Meetings.  Meetings of
Shareholders shall be held at such place, within or without
the Commonwealth of Massachusetts, as may be designated
from time to time by the Trustees and stated in the notice
of such meeting.
        Section 3.2. Annual Meetings. An annual meeting of Shareholders, at which the Shareholders shall elect Trustees and transact such other business as may properly come
before the meeting, shall be held on such day of each
calendar year as shall be designated by the Board of Trustees and at the time stated in the notice of meeting.
        Section 3.3. Special Meetings. Special meetings of Shareholders of the Trust shall be held whenever called by the Chairman, a majority of the Board of Trustees or the President of the Trust. Special meetings of Shareholders shall also be called by the Secretary upon the written
request of the holders of Shares entitled to vote not less
than a majority of all the votes entitled to be cast at
such meeting.  Such request shall state the purpose or
purposes of such meeting and the matters proposed to be
acted on thereat. The Secretary shall inform such Shareholders of the reasonable estimated cost of preparing and mailing such notice of the meeting, and, upon payment to the Trust
of such costs, the Secretary shall give notice stating the purpose or purposes of the meeting to all Shareholders entitled to vote at such meeting and each other Shareholder entitled to notice of the meeting. No special meeting need be called upon the request of the holders of Shares entitled to cast less than a majority of all votes entitled to be
cast at such meeting, to consider any matter which is substantially the same as a matter voted upon at any special meeting of Shareholders held during the preceding twelve months.
        Section 3.4. Notice of Meetings. Written or printed notice of every Shareholders' meeting stating the place, date, and purpose or purposes thereof, shall be given by
the Secretary not less than ten (10) nor more than ninety (90) days before such meeting to each Shareholder entitled to vote at such meeting, and each other Shareholder entitled
to notice of the meeting.  Such notice shall be deemed to
be given when deposited in the United States mail, postage prepaid, directed to the Shareholder at his address as it appears on the records of the Trust.
        Section 3.5. Quorum and Adjournment of Meetings.
Except as otherwise provided by law, by the Declaration or
by these By-Laws, at all meetings of Shareholders, the
holders of a majority of the Shares issued and outstanding
and entitled to vote thereat, present in person or represented by proxy, shall be requisite and shall constitute a quorum for the transaction of business. In the absence of a quorum, the chairman of the meeting or the Shareholders present or represented by proxy and entitled to vote thereat shall have the power to adjourn the meeting from time to time. The Shareholders present in person or represented by proxy at any meeting and entitled to vote thereat also shall have
the power to adjourn the meeting from time to time if the
vote required to approve or reject any proposal described
in the original notice of such meeting is not obtained
(with proxies being voted for or against adjournment
consistent with the votes for and against the proposal
for which the required vote has not been obtained). The affirmative vote of the holders of a majority of the
Shares then present in person or represented by proxy
shall be required to adjourn any meeting.  Any adjourned
meeting may be reconvened without further notice or change
in record date.  At any reconvened meeting at which a
quorum shall be present, any business may be transacted
that might have been transacted at the meeting as originally called.
        Section 3.6. Voting Rights, Proxies.  At each
meeting of Shareholders, each holder of record of Shares entitled to vote thereat shall be entitled to one vote in person or by proxy for each Share of beneficial interest
of the Trust and for the fractional portion of one vote for
each fractional Share entitled to vote so registered in his
or her name on the records of the Trust on the date fixed
as the record date for the determination of Shareholders entitled to vote at such meeting. Without limiting the manner in which a Shareholder may authorize another person
or persons to act for such Shareholder as proxy pursuant
hereto, the following shall constitute a valid means by
which a Shareholder may grant such authority:
        (i)	A Shareholder may execute a writing
authorizing another person or persons to act for such Shareholder as proxy. Execution may be accomplished by the Shareholder or such Shareholder's authorized officer, director, employee, attorney-in-fact or another agent signing such writing or causing such person's signature to
be affixed to such writing by any reasonable means
including, but not limited to, by facsimile or telecopy signature. No written evidence of authority of a
Shareholder's authorized officer, director, employee, attorney-in-fact or other agent shall be required; and
        (ii)	A Shareholder may authorize another person
or persons to act for such Shareholder as proxy by transmitting or authorizing the transmission of a telegram or cablegram or by other means of telephonic, electronic or computer transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram or cablegram or other means of telephonic, electronic or computer transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other transmission was authorized by the Shareholder.
No proxy shall be valid after eleven months from its date, unless otherwise provided in the proxy. At all meetings of Shareholders, unless the voting is conducted by inspectors, all questions relating to the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided by the chairman of the meeting. In determining whether a telegram, cablegram or other electronic transmission is valid, the chairman or inspector, as the case may be, shall specify the information upon which he or she relied.
Pursuant to a resolution of a majority of the Trustees, proxies may be solicited in the name of one or more
Trustees or Officers of the Trust. Proxy solicitations may be made in writing or by using telephonic or other electronic solicitation procedures that include appropriate methods of verifying the identity of the Shareholder and confirming any instructions given thereby.
        Section 3.7. Vote Required. Except as otherwise provided by law, by the Declaration of Trust, or by these By-Laws, at each meeting of Shareholders at which a quorum is present, all matters shall be decided by Majority Shareholder Vote.
        Section 3.8. Inspectors of Election. In advance of any meeting of Shareholders, the Trustees may appoint Inspectors of Election to act at the meeting or any adjournment thereof. If Inspectors of Election are not so appointed, the chairman of any meeting of Shareholders may, and on the request of any Shareholder or his proxy shall, appoint Inspectors of Election of the meeting. In case any person appointed as Inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the Trustees in advance of the convening of the meeting or at the meeting by the person acting as chairman. The Inspectors of Election shall determine the number of Shares outstanding, the Shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, shall receive votes, ballots or consents, shall hear and determine all challenges and questions in any way arising in connection with the right to vote, shall count and tabulate all votes or consents, determine the results, and do such other acts as may be proper to conduct the election or vote with fairness to all Shareholders.
On request of the chairman of the meeting, or of any Shareholder or his proxy, the Inspectors of Election shall make a report in writing of any challenge or question or matter determined by them and shall execute a certificate of any facts found by them.
        Section 3.9. Inspection of Books and Records. Shareholders shall have such rights and procedures of inspection of the books and records of the Trust as are granted to Shareholders under Section 32 of the Business Corporation Law of the Commonwealth of
Massachusetts.
        Section 3.10. Action by Shareholders Without
Meeting. Except as otherwise provided by law, the provisions of these By-Laws relating to notices and meetings to the contrary notwithstanding, any action required or permitted to be taken at any meeting of Shareholders may be taken without a meeting if a majority of the Shareholders entitled to vote upon the action consent to the action in writing and such consents are filed with the records of the Trust.
Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.
        Section 3.11. Presence at Meetings. Presence at meetings of shareholders requires physical attendance by the shareholder or his or her proxy at the meeting site and does not encompass attendance by telephonic or other electronic means.
        Section 3.12. Conduct of Shareholders' Meetings.
The meetings of the Shareholders shall be presided over by the Chairman, or if he is not present, by the President, or if he is not present, by a Vice-President, or if none of them is present, by a chairman to be elected at the meeting. The Secretary of the Trust, if present, shall act as a Secretary of such meeting, or if he is not present, an Assistant Secretary shall so act; if neither the Secretary nor the Assistant
Secretary is present, a Secretary shall be elected at the meeting. The order of business and all other matters of procedure at any meeting of Shareholders shall be determined by the chairman of the meeting.
The chairman of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of such chairman, are appropriate for the proper conduct of the meeting, including, without limitation, (a) restricting admission to the time set for the commencement of the meeting;
(b) limiting attendance at the meeting to Shareholders of record of the Trust, their duly authorized proxies and other such individuals as the chairman of the meeting may determine; (c) limiting participation at the meeting on any matter to Shareholders of record of the Trust entitled to vote on such matter, their duly authorized proxies and other such individuals as the chairman of the meeting may determine; (d) limiting the time allotted to questions or comments by participants; (e) maintaining order and security at the meeting; (f) removing any Shareholder or any other individual who refuses to comply with meeting procedures, rules or guidelines as set forth by the chairman of the meeting; and (g) recessing or adjourning the meeting to a later date and time and place announced at the meeting.
Unless otherwise determined by the chairman of the meeting, meetings of Shareholders shall not be required to be held in accordance with the rules of parliamentary procedure.
        Section 3.13. Advance Notice of Shareholder
Nominees for Trustee and Other Shareholder Proposals.
        (a) The matters to be considered and brought before any annual or special meeting of Shareholders of the Trust shall be limited to only such matters, including the nomination and election of Trustees, as shall be brought properly before such meeting in compliance with the procedures set forth in this
Section 3.13.
        (b) For any matter to be properly before any annual meeting of Shareholders, the matter must be
(i) specified in the notice of annual meeting given by or at the direction of the Board of Trustees;
(ii) otherwise brought before the annual meeting by or at the direction of the Board of Trustees; or
(iii) brought before the annual meeting in the manner specified in this Section 3.13 by a Shareholder of record both at the time of the giving of notice provided for in this Section 3.13 and at the time of the meeting, or a Shareholder (a "Nominee Holder") that holds voting securities entitled to vote at meetings of Shareholders through a nominee or "street name" holder of record and can demonstrate to the Trust such indirect ownership and such Nominee Holder's entitlement to vote such securities, and is a Nominee Holder at both the time of the giving of notice provided for in this Section 3.13 and at the time of the meeting. In addition to any other requirements under applicable law and the Declaration and By-Laws of the Trust, persons nominated by Shareholders for election as Trustees of the Trust and any other proposals by Shareholders shall be properly brought before the meeting only if notice of any such matter to be presented by a Shareholder at such meeting of Shareholders (the "Shareholder Notice") shall be delivered to the Secretary of the Trust at the principal executive office of the Trust not less than sixty (60) nor more than ninety (90) days prior to the first anniversary date of the annual meeting for the preceding year; provided, however, that, if and only if the annual meeting is not scheduled to be held within a period that commences thirty (30) days before such anniversary date and ends thirty (30) days after such anniversary date
(an annual meeting date outside such period being referred to herein as an "Other Annual Meeting Date"), such Shareholder Notice shall be given in the manner provided herein by the later of the close of business on (i) the date sixty (60) days prior to such Other
Annual Meeting Date or (ii) the tenth (10th) day following the date such Other Annual Meeting Date is first publicly announced or disclosed. Any Shareholder desiring to nominate any person or persons
(as the case may be) for election as a Trustee or Trustees of the Trust shall deliver, as part of such Shareholder Notice: (i) a statement in writing setting forth (A) the name of the person or persons to be nominated, (B) the number and class of all shares of each class of Shares of the Trust owned of record and beneficially by each such person, as reported to such Shareholder by such nominee(s),
(C) the information regarding each such person required by paragraph (b) of Item 22 of Rule 14a-101 under the Securities Exchange Act of 1934, as amended
(the "Exchange Act"), adopted by the Securities and Exchange Commission (or the corresponding provisions of any regulation or rule subsequently adopted by the Securities and Exchange Commission applicable to the Trust), (D) whether such Shareholder believes any nominee will be an "interested person" of the Trust (as defined in the 1940 Act), and, if not an "interested person", information regarding each nominee that will be sufficient for the Trust to make such determination, and (E) the number and class of all Shares of each class of Shares of the Trust owned of record and beneficially by such Shareholder;
(ii) each such person's signed consent to serve as a Trustee of the Trust if elected, such Shareholder's name and address; and (iii) in the case of a Nominee
Holder, evidence establishing such Nominee Holder's indirect ownership of, and entitlement to vote, securities at the meeting of Shareholders. Any
Shareholder who gives a Shareholder Notice of any matter proposed to be brought before the meeting
(not involving nominees for Trustee) shall deliver, as part of such Shareholder Notice, the text of the proposal to be presented and a brief written statement of the reasons why such Shareholder favors the proposal and setting forth such Shareholder's name and address, the number and class of all Shares of each class of Shares of the Trust owned of record and beneficially by such Shareholder, if applicable, any material interest of such Shareholder in the matter proposed
(other than as a Shareholder) and, in the case of a Nominee Holder, evidence establishing such Nominee Holder's indirect ownership of, and entitlement to vote, securities at the meeting of Shareholders. As used herein, shares "beneficially owned" shall mean all Shares which such person is deemed to beneficially own pursuant to Rules 13d-3 and 13d-5 under the Exchange Act.
        Notwithstanding anything in this Section 3.13 to the contrary, in the event that the number of Trustees to be elected to the Board of Trustees of the Trust is increased and either all of the nominees for Trustee or the size of the increased Board of Trustees are not publicly announced or disclosed by the Trust at least seventy (70) days prior to the first anniversary of the preceding year's annual meeting, a Shareholder
Notice shall also be considered timely hereunder, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the Trust at the principal executive office of the Trust not later than the close of business on the tenth (10th) day following the first date all of such nominees or the size of the increased
Board of Trustees shall have been publicly announced or disclosed.
        (c) Only such matters shall be conducted at a special meeting of Shareholders as shall have been brought before the meeting pursuant to the Trust's notice of meeting. Nominations of individuals for election to the Board of Trustees may be made at a special meeting of Shareholders at which Trustees are to be elected (i) pursuant to the Trust's notice of meeting, (ii) by or at the direction of the Board of Trustees or (iii) provided that the Board of Trustees has determined that Trustees shall be elected at such special meeting, by any Shareholder of the Trust who is a Shareholder of record both at the time of giving of notice provided for in this Section 3.13 and at the time of the special meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 3.13, or a Nominee
Holder that holds voting securities entitled to vote at meetings of Shareholders through a nominee or "street name" holder of record and can demonstrate to the Trust such indirect ownership and such Nominee Holder's entitlement to vote such securities, and is a Nominee
Holder both at the time of giving of notice provided for in this Section 3.13 and at the time of the Special
Meeting, and who is entitled to vote at the meeting and has complied with the notice procedures set forth in this Section 3.13. In the event the Trust calls a special meeting of Shareholders for the purpose of electing one or more Trustees to the Board of Trustees, any Shareholder may nominate a person or persons
(as the case may be), for election to such position(s) as specified in the Trust's notice of meeting, if the Shareholder Notice required by clause (b) of this
Section 3.13 hereof shall be delivered to the Secretary of the Trust at the principal executive office of the Trust not later than the close of business on the tenth (10th) day following the day on which the date of the special meeting and of the nominees proposed by the Board of Trustees to be elected at such meeting is publicly announced or disclosed.
        (d) For purposes of this Section 3.13, a matter shall be deemed to have been "publicly announced or disclosed" if such matter is disclosed in a press release reported by the Dow Jones News Service, Associated
Press or comparable national news service or in a document publicly filed by the Trust with the Securities and Exchange Commission.
        (e) In no event shall the adjournment of an annual or special meeting, or any announcement thereof, commence a new period for the giving of notice as provided in this Section 3.13. This Section 3.13 shall not apply to Shareholder proposals made pursuant to Rule 14a-8 under the Exchange Act.
        (f) The person presiding at any meeting of Shareholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall have the power and duty to determine whether notice of nominees and other matters proposed to be brought before a meeting has been duly given in the manner provided in this Section 3.13 and, if not so given, shall direct and declare at the meeting that such nominees and other matters shall not be considered.
ARTICLE IV

TRUSTEES
        Section 4.1. Meetings of the Trustees.  The Trustees
may in their discretion provide for regular or special
meetings of the Trustees.  Regular meetings of the Trustees
may be held at such time and place as shall be determined
from time to time by the Trustees without further notice.
Special meetings of the Trustees may be called at any time
by the President and shall be called by the President or
the Secretary upon the written request of any two (2)
Trustees.
        Section 4.2. Notice of Special Meetings.  Notice
of special meetings of the Trustees, stating the place,
date and time thereof, shall be given not less than two
(2) days before such meeting to each Trustee, personally,
by telegram, by mail, by electronic transmission, by
telephone or by leaving such notice at his place of
residence or usual place of business.  If mailed, such
notice shall be deemed to be given when deposited in the
United States mail, postage prepaid, directed to the
Trustee at his address as it appears on the records of
the Trust.  Subject to the provisions of the 1940 Act,
notice or waiver of notice need not specify the purpose
of any special meeting.
        Section 4.3. Telephone Meetings. Subject to the provisions of the 1940 Act, any Trustee, or any member or members of any committee designated by the Trustees,
may participate in a meeting of the Trustees, or any such committee, as the case may be, by means of a conference telephone or similar communications equipment if all
persons participating in the meeting can hear each other
at the same time.  Participation in a meeting by these
means constitutes presence in person at the meeting.
        Section 4.4. Quorum, Voting and Adjournment of
Meetings.  At all meetings of the Trustees, one-third
of the Trustees then in office shall be requisite to and
shall constitute a quorum for the transaction of business.
If a quorum is present, the affirmative vote of a
majority of the Trustees present shall be the act of the Trustees, unless the concurrence of a greater proportion is expressly required for such action by law, the
Declaration or these By-Laws.  If at any meeting of the
Trustees there be less than a quorum present, the Trustees present thereat may adjourn the meeting from time to time, without notice other than announcement at the
meeting, until a quorum shall have been obtained.
        Section 4.5. Action by Trustees Without Meeting.
The provisions of these By-Laws covering notices and
meetings to the contrary notwithstanding, and except as
required by law, any action required or permitted to be
taken at any meeting of the Trustees may be taken without
a meeting if a unanimous consent setting forth the action
is given in writing or by electronic transmission by each
Trustee and such consent is filed with the minutes of
proceedings of the Trustees.
        Section 4.6. Expenses and Fees.  Each Trustee
may be allowed expenses, if any, for attendance at each
regular or special meeting of the Trustees, and each
Trustee who is not an officer or employee of the Trust
or of its investment manager or underwriter or of any
corporate affiliate of any of said persons shall receive
for services rendered as a Trustee of the Trust such
compensation as may be fixed by the Trustees.  Nothing
herein contained shall be construed to preclude any Trustee
from serving the Trust in any other capacity and receiving
compensation therefor.
        Section 4.7. Execution of Instruments and Documents
and Signing of Checks and Other Obligations and Transfers.
All instruments, documents and other papers shall be executed in the name and on behalf of the Trust and all checks,
notes, drafts and other obligations for the payment of
money by the Trust shall be signed, and all transfer of securities standing in the name of the Trust shall be executed, by the Chairman, the President, any Vice President or the Treasurer or by any one or more officers or agents
of the Trust as shall be designated for that purpose by
vote of the Trustees; notwithstanding the above, nothing
in this Section 4.7 shall be deemed to preclude the
electronic authorization, by designated persons, of the
Trust's Custodian (as described herein in Section 9.1) to transfer assets of the Trust, as provided for herein in
Section 9.1.
        Section 4.8. Indemnification of Trustees, Officers,
Employees and Agents.    The Trust shall indemnify any person
who was or is a party or is threatened to be made a party
to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Trust) by reason of the fact that he is or was a
Trustee, officer, employee, or agent of the Trust. The indemnification shall be against expenses, including attorneys' fees, judgments, fines, and amounts paid in settlement, actually and reasonably incurred by him in connection with the action, suit, or proceeding, if he
acted in good faith and in a manner he reasonably believed
to be in or not opposed to the best interests of the Trust,
and, with respect to any criminal action or proceeding,
had no reasonable cause to believe his conduct was unlawful.
The termination of any action, suit or proceeding by
judgment, order, settlement, conviction, or upon a plea
of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be
in or not opposed to the best interests of the Trust, and,
with respect to any criminal action or proceeding, had
reasonable cause to believe that his conduct was unlawful.
        (b) The Trust shall indemnify any person who was
or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or on behalf of the Trust to obtain a judgment or decree in
its favor by reason of the fact that he is or was a
Trustee, officer, employee, or agent of the Trust.
The indemnification shall be against expenses, including attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the
action or suit, if he acted in good faith and in a
manner he reasonably believed to be in or not opposed
to the best interests of the Trust; except that no indemnification shall be made in respect of any claim, issue, or matter as to which the person has been adjudged
to be liable for negligence or misconduct in the
performance of his duty to the Trust, except to the extent
that the court in which the action or suit was brought,
or a court of equity in the county in which the Trust has
its principal office, determines upon application that,
despite the adjudication of liability but in view of all circumstances of the case, the person is fairly and reasonably entitled to indemnity for those expenses which
the court shall deem proper, provided such Trustee,
officer, employee or agent is not adjudged to be liable
by reason of his willful misfeasance, bad faith, gross
negligence or reckless disregard of the duties involved
in the conduct of his office.
        (c) To the extent that a Trustee, officer, employee,
or agent of the Trust has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsection (a) or (b) or in defense of any
claim, issue or matter therein, he shall be indemnified
against expenses, including attorneys' fees, actually and reasonably incurred by him in connection therewith.
        (d) 	Unless a court orders otherwise, any
indemnification under subsections (a) or (b) of this section may be made by the Trust only as authorized in the specific case after a determination that indemnification of the Trustee, officer, employee, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) or (b).
        (2) The determination shall be made:
        (i) By the Trustees, by a majority vote of a quorum which consists of Trustees who were not parties to the action, suit or proceeding; or
        (ii) If the required quorum is not obtainable, or if a quorum of disinterested Trustees so directs, by independent legal counsel in a written opinion; or
        (iii) By the Shareholders.
        (3) Notwithstanding any provision of this
Section 4.8, no person shall be entitled to indemnification for any liability, whether or not there is an adjudication of liability, arising by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of duties as described in Section 17(h) and (i) of the Investment
Company Act of 1940 ("disabling conduct"). A person shall be deemed not liable by reason of disabling conduct if, either:
        (i) a final decision on the merits is made by a court or other body before whom the proceeding was brought that the person to be indemnified ("indemnitee") was not liable by reason of disabling conduct; or
        (ii) in the absence of such a decision, a reasonable determination, based upon a review of the facts, that the indemnitee was not liable by reason of disabling conduct, is made by either:
        (A) a majority of a quorum of Trustees who are neither "interested persons" of the Trust, as defined in
Section 2(a)(19) of the Investment Company Act of 1940, nor parties to the action, suit or proceeding, or
        (B) an independent legal counsel in a written opinion.
        (e) Expenses, including attorneys' fees, incurred by a Trustee, officer, employee or agent of the Trust in defending a civil or criminal action, suit or proceeding may be paid by the Trust in advance of the final disposition thereof if:
        (1) authorized in the specific case by the Trustees;
and
        (2) the Trust receives an undertaking by or on behalf of the Trustee, officer, employee or agent of the Trust to repay the advance if it is not ultimately determined that such person is entitled to be indemnified by the Trust;
and
        (3) either,
        (i) such person provides a security for his undertaking, or
        (ii) the Trust is insured against losses by reason of any lawful advances, or
        (iii) a determination, based on a review of readily available facts, that there is reason to believe that such person ultimately will be found entitled to indemnification, is made by either:
        (A) a majority of a quorum which consists of Trustees who are neither "interested persons" of the Trust, as defined in Section 2(a)(19) of the 1940 Act, nor parties to the action, suit or proceeding, or
        (B) an independent legal counsel in a written opinion.
        (f) The indemnification provided by this Section shall not be deemed exclusive of any other rights to which a person may be entitled under any by-law, agreement, vote of Shareholders or disinterested Trustees or otherwise, both as to action in his official capacity and as to action in another capacity while holding the office, and shall continue as to a person who has ceased to be a Trustee, officer, employee, or agent and inure to the benefit of the heirs, executors and administrators of such person; provided that no person may satisfy any right of indemnity or reimbursement granted herein or to which he may be otherwise entitled except out of the property of the Trust, and no Shareholder shall be personally liable with respect to any claim for indemnity or reimbursement or otherwise.
        (g) The Trust may purchase and maintain insurance on behalf of any person who is or was a Trustee, officer, employee, or agent of the Trust, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such. However, in no event will the Trust purchase insurance to indemnify any officer or Trustee against liability for any act for which the Trust itself is not permitted to indemnify him.
        (h) Nothing contained in this Section shall be construed to protect any Trustee or officer of the Trust against any liability to the Trust or to its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.
        Section 4.9. Selection and Nomination of Non-Interested Trustees. Subject to approval by a majority of the Trustees of the Trust, the Trustees of the Trust who are not interested persons of the Trust (as that term is defined in the 1940 Act) shall select and nominate the Trustees of the Trust who are not interested persons of the Trust.
ARTICLE V

COMMITTEES
        Section 5.1. Executive and Other Committees.
The Trustees, by resolution adopted by a majority of the Trustees, may designate an Executive Committee and/or committees, each committee to consist of one (1) or more of the Trustees of the Trust and may delegate to such committees, in the intervals between meetings of the Trustees, any or all of the powers of the Trustees in the management of the business and affairs of the Trust. In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint a Trustee to act in place of such absent member. Each such committee shall keep a record of its proceedings.
        The Executive Committee and any other committee shall fix its own rules or procedure, but the presence of at least fifty percent (50%) of the members of the whole committee shall in each case be necessary to constitute a quorum of the committee and the affirmative vote of the majority of the members of the committee present at the meeting shall be necessary to take action.
        All actions of the Executive Committee shall be reported to the Trustees at the meeting thereof next succeeding to the taking of such action.
        Section 5.2. Advisory Committee. The Trustees may appoint an advisory committee which shall be composed of persons who do not serve the Trust in any other capacity and which shall have advisory functions with respect to the investments of the Trust but which shall have no power to determine that any security or other investment shall be purchased, sold or otherwise disposed of by the Trust. The number of persons constituting any such advisory committee shall be determined from time to time by the Trustees. The members of any such advisory committee may receive compensation for their services and may be allowed such fees and expenses for the attendance at meetings as the Trustees may from time to time determine to be appropriate.
        Section 5.3. Committee Action Without Meeting. The provisions of these By-Laws covering notices and meetings to the contrary notwithstanding, and except as required by law, any action required or permitted to be taken at any meeting of any Committee of the Trustees appointed pursuant to Section 5.1 of these By-Laws may be taken without a meeting if a unanimous consent setting forth the action is given in writing or by electronic transmission by each member of the Committee and such consent is filed with the records of the proceedings of the Committee.
ARTICLE VI

OFFICERS
        Section 6.1. Executive Officers. The executive officers of the Trust shall be a Chairman, a Principal Executive Officer, a President, a Chief Financial Officer, one or more Vice
Presidents, a Secretary and a Treasurer. The Chairman shall be selected from among the Trustees but none of the other executive officers need be a Trustee. Two or more offices, except those of President and any Vice President, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity. The executive officers, and other officers, of the Trust shall be elected annually by the Trustees and each executive officer so elected shall hold office until his or her successor is elected and has qualified.
        Section 6.2. Other Officers and Agents. The Trustees may also elect one or more Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers and may elect, or may delegate to the Chairman the power to appoint, such other officers and agents as the Trustees shall at any time or from time to time deem advisable.
        Section 6.3. Term and Removal and Vacancies. Each officer of the Trust shall hold office for a term of one year or until his or her successor is elected and has qualified.
Any officer or agent of the Trust may be removed by the Trustees whenever, in their judgment, the best interests of the Trust will be served thereby, but such removal shall be without prejudice to the contractual rights, if any, of the person so removed.
        Section 6.4. Compensation of Officers. The compensation of officers and agents of the Trust shall be fixed by the Trustees, or by the Chairman to the extent provided by the Trustees with respect to officers appointed by the Chairman.
        Section 6.5. Powers and Duties. All officers and agents of the Trust, as between themselves and the Trust, shall have such authority and perform such duties in the management of the Trust as may be provided in or pursuant to these By-Laws or, to the extent not so provided, as may be prescribed by the Trustees; provided that no rights of any third party shall be affected or impaired by any such By-Law or resolution of the Trustees unless such third party has knowledge thereof.
        Section 6.6. The Chairman. The Chairman shall preside at all meetings of the Shareholders and of the Trustees and shall perform such other duties as the Trustees may from time to time prescribe.
        Section 6.7. The President. The President shall have general and active management of the business of the Trust.
He or she shall see that all orders and resolutions of the Board of Trustees are carried into effect. He or she shall have such other duties as may be prescribed from time to time by the Board of Trustees. The President shall be authorized to delegate to one or more Vice Presidents such of his or her powers and duties at such times and in such manner as he or she may deem advisable.
        Section 6.8. The Principal Executive Officer.  The
Principal Executive Officer shall be considered the principal executive officer of the Trust for purposes of Section 6 of the Securities Act of 1933, as amended, and shall have the responsibility conferred upon the principal executive officer of an issuer under the Sarbanes-Oxley Act of 2002.
        Section 6.9. The Vice Presidents.  The Vice
Presidents shall be of such number and shall have such titles as may be determined from time to time by the Trustees.
The Vice President, or, if there shall be more than one, the Vice Presidents in such order as may be determined from time to time by the Trustees or the Chairman, shall, in the absence or disability of the President, exercise the powers and perform the duties of the President, and shall perform such other duties as the Trustees or the Chairman may from time to time prescribe.
        Section 6.10. The Assistant Vice Presidents.  The
Assistant Vice President, or, if there shall be more than one, the Assistant Vice Presidents in such order as may be determined from time to time by the Trustees or the Chairman, shall perform such duties and have such powers as may be assigned them from time to time by the Trustees or the Chairman.
        Section 6.11. The Secretary. The Secretary shall attend all meetings of the Trustees and all meetings of the Shareholders and record all the proceedings of the meetings of the Shareholders and of the Trustees in a book to be kept for that purpose, and shall perform like duties for the standing committees when required. He or she shall give, or cause to be given, notice of all meetings of the Shareholders and special meetings of the Trustees, and shall perform such other duties and have such powers as the Trustees or the Chairman may from time to time prescribe. He or she shall keep in safe custody the seal of the Trust and affix or cause the same to be affixed to any instrument requiring it, and, when so affixed, it shall be attested by his or her signature or by the signature of an Assistant Secretary.
        Section 6.12. The Assistant Secretaries.  The
Assistant Secretary, or, if there shall be more than one, the Assistant Secretaries in such order as may be determined from time to time by the Trustees or the Chairman, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such duties and have such other powers as the Trustees or the Chairman may from time to time prescribe.
        Section 6.13. The Treasurer. The Treasurer shall perform such duties as the Board of Trustees or the President may from time to time prescribe.
        Section 6.14. The Assistant Treasurers. The Assistant Treasurer, or, if there shall be more than one, the Assistant Treasurers in such order as may be determined from time to time by the Trustees or the Chairman, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Trustees or the Chairman may from time to time prescribe.
        Section 6.15. The Chief Financial Officer. The Chief Financial Officer shall keep or cause to be kept full and accurate accounts of receipts and disbursements in books belonging to the Trust, and he or she shall render to the Trustees and the President, whenever any of them require it, an account of his or her transactions as Chief Financial Officer and of the financial condition of the Trust, and he or she shall perform such other duties as the Trustees or the President may from time to time prescribe. He or she shall be considered the principal financial officer of the Trust for purposes of Section 6 of the Securities Act of 1933, as amended, and shall have the responsibility conferred upon the principal financial officer of an issuer under the Sarbanes-Oxley Act of 2002.
        Section 6.16. Delegation of Duties. Whenever an officer is absent or disabled, or whenever for any reason the Trustees may deem it desirable, the Trustees may delegate the powers and duties of an officer or officers to any other officer or officers or to any Trustee or Trustees.
ARTICLE VII

DIVIDENDS AND DISTRIBUTIONS
        Subject to any applicable provisions of law and the Declaration, dividends and distributions upon the Shares may be declared at such intervals as the Trustees may determine, in cash, in securities or other property, or in Shares, from any sources permitted by law, all as the Trustees shall from time to time determine.
        Inasmuch as the computation of net income and net profits from the sales of securities or other properties for federal income tax purposes may vary from the computation thereof on the records of the Trust, the Trustees shall have power, in their discretion, to distribute as income dividends and as capital gain distributions, respectively, amounts sufficient to enable the Trust to avoid or reduce liability for federal income taxes.
ARTICLE VIII

CERTIFICATES OF SHARES
        Section 8.1. Certificates of Shares. Subject to the authority of the Board of Trustees to cause some or all of the Shares of any series or class of Shares to be issued without certificates, each Shareholder of the Trust shall be entitled to a certificate or certificates for the full number of Shares of the Trust owned by him.
        Certificates for Shares of each series or class of Shares shall be in such form and of such design as the Trustees shall approve, subject to the right of the Trustees to change such form and design at any time or from time to time, and shall be entered in the records of the Trust as they are issued. Each such certificate shall bear a distinguishing number; shall exhibit the holder's name and certify the number of full Shares owned by such holder; shall be signed by or in the name of the Trust by the President, or a Vice President, and countersigned by the Secretary or an Assistant Secretary or the Treasurer and an Assistant Treasurer of the Trust; and shall contain such recitals as may be required by law. Where any certificate is signed by a Transfer Agent or by a Registrar, the signature of such officers may be facsimile, printed or engraved. The
Trust may, at its option, determine not to issue a certificate or certificates to evidence Shares owned of record by any Shareholder.
        In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall appear on, any such certificate or certificates shall cease to be such officer or officers of the Trust, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Trust, such certificate or certificates shall, nevertheless, be adopted by the Trust and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures shall appear therein had not ceased to be such officer or officers of the Trust.
        No certificate shall be issued for any share until such share is fully paid.
        Section 8.2. Lost, Stolen, Destroyed and Mutilated Certificates. The Trustees may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Trust alleged to have been lost, stolen or destroyed, upon satisfactory proof of such loss, theft, or destruction; and the Trustees may, in their discretion, require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give to the Trust and to such Registrar, Transfer Agent and/or Transfer Clerk as may be authorized or required to countersign such new certificate or certificates, a bond in such sum and of such type as they may direct, and with such surety or sureties, as they may direct, as indemnity against any claim that may be against them or any of them on account of or in connection with the alleged loss, theft or destruction of any such certificate.
ARTICLE IX

CUSTODIAN
        Section 9.1. Appointment and Duties. The Trust shall at times employ a bank or trust company having capital, surplus and undivided profits of at least five million dollars ($5,000,000) as custodian with authority as its agent, but subject to such restrictions, limitations and other requirements, if any, as may be contained in these By-Laws and the 1940 Act:
        (1) to receive and hold the securities owned by the Trust and deliver the same upon written or electronically transmitted order;
        (2) to receive and receipt for any moneys due to the Trust and deposit the same in its own banking department or elsewhere as the Trustees may direct;
        (3) to disburse such funds upon orders or vouchers; all upon such basis of compensation as may be agreed upon between the Trustees and the custodian. If so directed by a Majority Shareholder Vote, the custodian shall deliver and pay over all property of the Trust held by it as specified in such vote.
        The Trustees may also authorize the custodian to employ one or more sub-custodians from time to time to perform such of the acts and services of the custodian and upon such terms and conditions as may be agreed upon between the custodian and such sub-custodian and approved by the Trustees.
        Section 9.2. Central Certificate System.
Subject to such rules, regulations and orders as the Commission may adopt, the Trustees may direct the custodian to deposit all or any part of the securities owned by the Trust in a system for the central handling of securities established by a national securities exchange or a national securities association registered with the Commission under the Securities Exchange Act of 1934, or such other person as may be permitted by the Commission, or otherwise in accordance with the 1940 Act, pursuant to which system all securities of any particular class or series of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such securities, provided that all such deposits shall be subject to withdrawal only upon the order of the Trust.
ARTICLE X

WAIVER OF NOTICE
        Whenever any notice of the time, place or purpose of any meeting of Shareholders, Trustees, or of any committee is required to be given in accordance with law or under the provisions of the Declaration or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to such notice and filed with the records of the meeting, whether before or after the holding thereof, or actual attendance at the meeting of shareholders, Trustees or committee, as the case may be, in person, shall be deemed equivalent to the giving of such notice to such person.
ARTICLE XI

MISCELLANEOUS
        Section 11.1. Location of Books and Records.
The books and records of the Trust may be kept outside the Commonwealth of Massachusetts at such place or places as the Trustees may from time to time determine, except as otherwise required by law.
        Section 11.2. Record Date. The Trustees may fix in advance a date as the record date for the purpose of determining the Shareholders entitled to (i) receive notice of, or to vote at, any meeting of Shareholders, or (ii) receive payment of any dividend or the allotment of any rights, or in order to make a determination of Shareholders for any other proper purpose. The record date, in any case, shall not be more than one hundred eighty (180) days, and in the case of a meeting of Shareholders not less than ten (10) days, prior to the date on which such meeting is to be held or the date on which such other particular action requiring determination of Shareholders is to be taken, as the case may be. In the case of a meeting of Shareholders, the meeting date set forth in the notice to Shareholders accompanying the proxy statement shall be the date used for purposes of calculating the 180 day or 10 day period, and any adjourned meeting may be reconvened without a change in record date. In lieu of fixing a record date, the Trustees may provide that the transfer books shall be closed for a stated period but not to exceed, in any case, twenty (20) days. If the transfer books are closed for the purpose of determining
Shareholders entitled to notice of a vote at a meeting of Shareholders, such books shall be closed for at least ten (10) days immediately preceding the meeting.
        Section 11.3. Seal. The Trustees shall adopt a seal, which shall be in such form and shall have such inscription thereon as the Trustees may from time to time provide. The seal of the Trust may be affixed to any document, and the seal and its attestation may be lithographed, engraved or otherwise printed on any document with the same force and effect as if it had been imprinted and attested manually in the same manner and with the same effect as if done by a Massachusetts business corporation under Massachusetts law.
        Section 11.4. Fiscal Year. The fiscal year of the Trust shall end on such date as the Trustees may by resolution specify, and the Trustees may by resolution change such date for future fiscal years at any time and from time to time.
        Section 11.5. Orders for Payment of Money.
All orders or instructions for the payment of money of the Trust, and all notes or other evidences of indebtedness issued in the name of the Trust, shall be signed by such officer or officers or such other person or persons as the Trustees may from time to time designate, or as may be specified in or pursuant to the agreement between the Trust and the bank or trust company appointed as Custodian of the securities and funds of the Trust.
ARTICLE XII

COMPLIANCE WITH FEDERAL REGULATIONS
        The Trustees are hereby empowered to take such action as they may deem to be necessary, desirable or appropriate so that the Trust is or shall be in compliance with any federal or state statute, rule or regulation with which compliance by the Trust is required.
ARTICLE XIII

AMENDMENTS
        These By-Laws may be amended, altered, or repealed, or new By-Laws may be adopted, (a) by a Majority Shareholder Vote, or (b) by the Trustees;
provided, however, that no By-Law may be amended, adopted or repealed by the Trustees if such amendment, adoption or repeal requires, pursuant to law, the Declaration, or these By-Laws, a vote of the Shareholders.
The Trustees shall in no event adopt By-Laws which are in conflict with the Declaration, and any apparent inconsistency shall be construed in favor of the related provisions in the Declaration.
ARTICLE XIV

DECLARATION OF TRUST
        The Declaration of Trust establishing Morgan
Stanley Municipal Income Opportunities Trust II, dated
March 15, 1998, a copy of which, together with all amendments thereto, is on file in the office of the Secretary of the Commonwealth of Massachusetts, provides that the name Morgan Stanley Municipal Income
Opportunities Trust II refers to the Trustees under the Declaration collectively as Trustees, but not as individuals or personally; and no Trustee, Shareholder, officer, employee or agent of Morgan Stanley Municipal
Income Opportunities Trust II shall be held to any personal liability, nor shall resort be had to their private property for the satisfaction of any obligation or claim or otherwise, in connection with the affairs of said Morgan Stanley Municipal Income Opportunities
Trust II, but the Trust Estate only shall be liable.

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